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Household Finance Corporation
Revolving Home Equity Loan
Asset Backed Certificates - Series 1995-1
P & S Agreement Date:                          May 1, 1995
Original Settlement Date:                     May 25, 1995
Series Number of Class A-1 Certificates:         441919AE7
Series Number of Class A-2 Certificates:         441919AF4
Original Sale Balance:                        $474,825,000
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            Sum of 1/21/97 - 12/22/97

1997 AGGREGATE PAYMENTS

Distribution Dates

Distribution Date

Total 1997 (1)

Class A-1 Interest Distributed                  14,269,888.92
Class A-1 Interest Pymt Factor (per 1,000)       31.374460331
Class A-2 Interest Distributed                     628,358.81
Class A-2 Interest Pymt Factor (per 1,000)       31.417940500

Investor Principal Distribution A-1              98,280,892.39
Class A-1 Principal Pymt Factor (per 1,000)      216.085070936
Investor Principal Distribution A-2               4,321,724.85
Class A-2 Principal Pymt Factor (per 1,000)      216.086242587

Ending Class A-1 Principal Outstanding
Class A-1 Pool Factor
Ending Class A-2 Principal Outstanding
Class A-1 Pool Factor


(1) These amounts represent cash distributions paid by the trust during the 1997 calendar year.

As such, they do not represent the economic accrual of interest for tax purposes.